                                                                    EXHIBIT 11.1

                      HENRY SCHEIN, INC. AND SUBSIDIARIES

                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                                                                    Three Months Ended                  Twelve Months Ended
                                                                -----------------------------     -----------------------------
                                                                December 28,     December 30,     December 28,     December 30,
                                                                    1996             1995             1996             1995
                                                                ------------     ------------     ------------     ------------
Pro forma net income per consolidated statements of
  operations (in thousands) ................................... $      8,626     $      4,755     $     21,326     $     10,289
                                                                ============     ============     ============     ============
Pro forma weighted average common shares outstanding:
  Shares outstanding at December 25, 1993 .....................   12,460,544       12,460,544       12,460,544       12,460,544
  1994 issuances:
    Shares issued, in part, to extinguish liability under long-
      term executive incentive compensation plan ..............      489,456          489,456          489,456          489,456
    Shares issued to ESOP trust in 12/94 ......................      128,257          128,257          128,257          128,257
    Stock options granted and to be granted in 1995 at an
      exercise price of $4.21 per share (1) ...................      221,397          237,897          221,397          237,897
    IPO Options (Class B) .....................................      408,400          263,486          408,400           65,871
  1995 issuances:
    IPO Shares ................................................    5,090,000        3,244,176        5,090,000          811,044
    Shares issued as of September 1, 1995 in connection
      with one of the Acquisitions ............................    1,260,416        1,227,478        1,260,416          410,749
                                                                ------------     ------------     ------------     ------------
                                                                  20,058,470       18,051,294       20,058,470       14,603,818
    Less: Treasury stock ......................................      (59,275)            --            (55,401)            --
                                                                ------------     ------------     ------------     ------------
                                                                  19,999,195       18,051,294       20,003,069       14,603,818
  1996 issuances:
    Secondary Offering Shares .................................    3,734,375             --          1,959,521             --
    Shares issued to ESOP trust on August 9, 1996 .............       24,210             --              9,378             --
    Shares issued on July 10, 1996 in connection with one
      of the Acquisitions .....................................       37,197             --             17,577             --
    Additional Class B Options ................................       42,800             --             42,800             --
    Stock options granted pursuant to the 1996 Non-
      Employee Director Stock Option Plan .....................       10,000             --              7,802             --
    Shares issued on November 1, 1996 in connection with
      one of the Acquisitions .................................       75,200             --             18,800             --
                                                                ------------     ------------     ------------     ------------
                                                                  23,922,977       18,051,294       22,058,957       14,603,818


  Less assumed repurchase of shares under treasury stock
    method based on an average price of $34.129 per share
    (2):
    Stock options--221,397 shares
                   x $4.21
                   -------
                   $932,081/$34.129 ...........................      (24,820)(4)      (42,313)(3)      (27,311)(5)      (42,313)(3)
    Non-Employee Stock Options--10,000 shares
                                x $29.00
                                --------
                                $290,000/$34.129 ..............       (7,722)(4)         --             (6,630)(5)         --
    IPO options--403,200 shares
                 x $16.00
                 --------
                 $6,451,200/$34.129 ...........................     (171,785)(4)     (178,106)        (189,024)(5)      (44,526)
    New Options--35,000 shares
                 x $29.50
                 --------
                 $1,032,500/$34.129 ...........................      (27,494)(4)         --            (30,253)(5)         --
    New Options--10,000 shares
                 x $31.00
                 --------
                 $310,000/$34.129 .............................       (8,255)(4)         --             (9,083)(5)         --
    New Options--3,000 shares
                 x $36.25
                 --------
                 $108,750/$34.129 .............................       (3,000)(4)         --             (3,000)(5)         --
                                                                ------------     ------------     ------------     ------------
Pro forma weighted average common shares outstanding ..........   23,679,907       17,830,875       21,793,646       14,516,979
                                                                ============     ============     ============     ============
Pro forma net income per common share ......................... $       0.36     $       0.27     $       0.98     $       0.71
                                                                ============     ============     ============     ============

                      HENRY SCHEIN, INC. AND SUBSIDIARIES

-------------------
(1)  Considered "cheap stock" and treated outstanding since January 1, 1995.

(2) The treasury stock method was not used for the shares issued to settle the long-term incentive plan liability and the conpensatory portion of the stock options granted because the related special compensation charges have been/will be excluded from pro forma net income and, therefore, were not assumed to be proceeds.

(3)  Computed using IPO value per share of $16.00 for 237,897 stock options.

(4) Computed using the average closing value per share for the three months ended December 28, 1996 of $37,554.

(5) Computed using the average closing value per share for the twelve months ended December 28, 1996 of $34,129.